EXHIBIT 10.6

EQUIPMENT SCHEDULE NO. 1

Lessor:STONEBRIAR COMMERCIAL FINANCE LLC

Lessee:CALUMET MONTANA REFINING, LLC

THIS EQUIPMENT SCHEDULE NO. 1, dated as of September 30, 2024 (this “Schedule”), is executed, and the Equipment (defined below) is hereby leased, pursuant to that certain Master Lease Agreement, dated as of September 30, 2024 (the “MLA”), between Lessee and Lessor, the terms of which are incorporated herein by reference.  This Schedule is a schedule to the MLA as contemplated therein, this Schedule incorporates by reference the terms and conditions of the MLA and any Riders or other addenda referencing the MLA or this Schedule, and constitutes a separate instrument of lease effective as of the date accepted by Lessor as indicated below. Unless specifically defined herein, capitalized terms used in this Schedule shall have the same respective definitions as set forth in the MLA.

The equipment and other property leased hereunder shall be as set forth in Exhibit A attached hereto and incorporated herein for all purposes (the “Equipment”), and Lessee hereby irrevocably acknowledges receipt and acceptance of the Equipment in satisfactory condition. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Equipment shall not include any vehicles or any of the property described in Exhibit C attached hereto.

Lessee hereby agrees to the following terms and provisions:

1. Equipment Location(s):	1900 10th St NE, Great Falls, MT 59404
2. Equipment Cost:	$150,000,000.00
3. Rental Payment Amount:	$1,925,700.00 (plus any applicable sales/use tax)
4. Rental Payment Due Dates:	The first day of each month during the Initial Term, beginning on, and including, October 1, 2024
5. Initial Term:	From the date hereof through, and including, the ninth (9th) anniversary of the Conversion Date.
6. Conversion Date:	The first day of the month following the first to occur of (a) February 28, 2025 and (b) satisfaction of the Early Termination Event (as defined in the Holdback Agreement).
7. Interim Rental Payment:	N/A
8. Term Expiration Date:	The final day of the final month of the Initial Term.

9.	Stipulated Loss Value. The Stipulated Loss Value of any item of Equipment shall be an amount equal to the product of (a) the Equipment Cost of such item of Equipment and (b) the Stipulated Loss Value Percentage set forth in the Exhibit B attached hereto and incorporated herein by reference, which corresponds to the number of full monthly rental payments that have been received by Lessor on and after the Conversion Date and prior to the date of loss. In the case of any Total Loss, the Stipulated Loss Value to be paid by Lessee upon the resolution of such Total Loss shall be adjusted so as to reduce the Equipment Cost in calculating such Stipulated Loss Value by the portion of any Holdback Amount remaining unfunded pursuant to the Holdback Agreement on the date of payment of such Stipulated Loss Value. In the case of the exercise of the PTO Right provided under Section 11 hereof, or in the case of any Casualty Loss that is not a Total Loss, the Stipulated Loss Value to be paid by Lessee in connection therewith shall be adjusted so as to reduce such Stipulated Loss Value by the Proportionate Amount of the Holdback Amount that remains unfunded on the date of such payment. “Proportionate Amount” means, as of the date of determination, a percentage determined by dividing (a) the Stipulated Loss Value of the Equipment subject to the PTO Right, or Casualty Loss that is not a Total Loss, by (b) the Stipulated Loss Value of all Equipment.

10.	Early Termination Options.

(a)	Notwithstanding anything in the Lease to the contrary, Lessee shall have the right (the “First ETO Right”) to purchase all, but not less than all, of the Equipment (including all appurtenances and attachments thereto and other Future Improvements
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(as hereinafter defined)) on the 61st Rental Payment Due Date following the Conversion Date (the “First Early Termination Date”) so long as: (i) as of the First Early Termination Date, Lessee has paid and Lessor has received all rental and any other payments due under the Lease (including the rental payment due on the First Early Termination Date) at or prior to their respective due dates, taking into account any allowed grace periods; (ii) Lessee shall have provided Lessor written notice (which may be conditioned on the effectiveness of another financing) of Lessee’s intention to exercise the First ETO Right (the “First ETO Notice”), and such First ETO Notice shall have been delivered at least 90 days (and no more than 180 days) prior to the First Early Termination Date; (iii) no Event of Default shall have occurred and be continuing under the Lease at the time of the First ETO Notice or on the First Early Termination Date; and (iv) Lessee pays to Lessor on the First Early Termination Date a lump sum cash payment in an amount equal to 73.88% of (a) the Equipment Cost indicated above less (b) any portion of the Holdback Amount remaining unfunded pursuant to the Holdback Agreement (the “First Early Termination Purchase Price”), plus all applicable sales, use and transfer taxes. Upon satisfaction of all requirements set forth in clauses (i)-(iv) above and following receipt by Lessor of the First Early Termination Purchase Price on the First Early Termination Date, together with any other amounts then due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to such Equipment on an “as-is,” “where-is,” “with all faults” basis without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will (i) deliver to Lessee a duly executed and recordable satisfaction and release of the Mortgage (as defined below) in form and substance reasonably acceptable to Lessee (a “Mortgage Release”), and (ii) be deemed, upon such transfer of the Equipment and the recordation of the Mortgage Release pursuant to the foregoing, to warrant that the Equipment and the Easements (as defined below) are free and clear of any liens created by Lessor or any party on Lessor’s behalf.

(b)	Notwithstanding anything in the Lease to the contrary, Lessee shall have the right (the “Second ETO Right” and together with the First ETO Right, the “ETOs”) to purchase all, but not less than all, of the Equipment (including all appurtenances and attachments thereto and other Future Improvements) on the 97th Rental Payment Due Date following the Conversion Date (the “Second Early Termination Date”) so long as: (i) as of the Second Early Termination Date, Lessee has paid and Lessor has received all rental and any other payments due under the Lease (including the rental payment due on the Second Early Termination Date) at or prior to their respective due dates, taking into account any allowed grace periods; (ii) Lessee shall have provided Lessor written notice (which may be conditioned on the effectiveness of another financing) of Lessee’s intention to exercise the Second ETO Right (the “Second ETO Notice”), and such Second ETO Notice shall have been delivered at least 90 days (and no more than 180 days) prior to the Second Early Termination Date; (iii) no Event of Default shall have occurred and be continuing under the Lease at the time of the Second ETO Notice or on the Second Early Termination Date; and (iv) Lessee pays to Lessor on the Second Early Termination Date a lump sum cash payment in an amount equal to 39.80% of (a) the Equipment Cost indicated above less (b) any portion of the Holdback Amount remaining unfunded pursuant to the Holdback Agreement (the “Second Early Termination Purchase Price”), plus all applicable sales, use and transfer taxes. Upon satisfaction of all requirements set forth in clauses (i)-(iv) above and following receipt by Lessor of the Second Early Termination Purchase Price on the Second Early Termination Date, together with any other amounts then due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to such Equipment on an “as-is,” “where-is,” “with all faults” basis without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will (i) deliver to Lessee a duly executed and recordable Mortgage Release, and (ii) be deemed, upon such transfer of the Equipment and the recordation of the Mortgage Release pursuant to the foregoing, to warrant that the Equipment and the Easements (as defined below) are free and clear of any liens created by Lessor or any party on Lessor’s behalf.

(c)	Lessor shall provide promptly to Lessee following Lessee’s request (i) wire transfer information, (ii) a list of all charges and amounts due and owing by Lessee to Lessor at any relevant date in connection with the foregoing ETOs, and (iii) such other information and calculations as Lessee may reasonably request in order to permit Lessee to exercise and perform either ETO. Lessee acknowledges and agrees that each provision, term, and condition of this Section is crucial and fundamental to the proper exercise of either ETO, and that a failure to satisfy each such provision, term and condition expressly as set forth herein may preclude the exercise of such ETO.

11.	Early Partial Termination Option.

(a)   Notwithstanding anything in the Lease to the contrary, Lessee shall have the right (the “PTO Right”) on any Rental Payment Due Date to purchase any or all of the Equipment described on Exhibit C hereto (together with all appurtenances and attachments thereto and other Future Improvements thereto, in each case, not otherwise necessary or materially desirable for the useful operation of any other Equipment, the “Eligible PTO Assets”) so long as: (i) as of such Rental Payment Due Date (the “PTO Date”), Lessee has paid and Lessor has received all rental and any other payments due under the Lease (including the rental payment due on such PTO Date) at or prior to their respective due dates, taking into account any allowed grace periods; (ii) Lessee shall have provided Lessor written notice (which may be conditioned on the effectiveness of another financing) of Lessee’s intention to exercise the PTO Right (the “PTO Notice”), and such PTO Notice shall have been delivered at least 30 days prior to the PTO Date; (iii) no Event of Default shall have occurred and be continuing under the Lease at the

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time of the PTO Notice or on the PTO Date; and (iv) Lessee pays to Lessor on the PTO Date a lump sum cash payment in an amount equal to Stipulated Loss Value of the Eligible PTO Assets (the “PTO Purchase Price”), plus all applicable sales, use and transfer taxes. Upon satisfaction of all requirements set forth in clauses (i)-(iv) above and following receipt by Lessor of the PTO Purchase Price on the PTO Date, together with any other amounts then due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to such Eligible PTO Assets on an “as-is,” “where-is,” “with all faults” basis without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will be deemed, upon such transfer of the Eligible PTO Assets pursuant to the foregoing, to warrant that the Eligible PTO Assets are free and clear of any liens created by Lessor or any party on Lessor’s behalf. In connection with such transfer Lessee shall also be obligated to reimburse Lessor for all taxes, charges and expenses relating to the sale, registration, use, possession, and operation of the Eligible PTO Assets.

(b)	Lessor shall provide promptly to Lessee following Lessee’s request (i) wire transfer information, (ii) a list of all charges and amounts due and owing by Lessee to Lessor at any relevant date in connection with the foregoing PTO Right, and (iii) such other information and calculations as Lessee may reasonably request in order to permit Lessee to exercise and perform the PTO Right. Lessee acknowledges and agrees that each provision, term, and condition of this Section is crucial and fundamental to the proper exercise of the PTO Right, and that a failure to satisfy each such provision, term and condition expressly as set forth herein may preclude the exercise of the PTO Right.

12.	End of Term Options. Provided that there then exists no uncured default by Lessee under this Schedule or any other schedule incorporating the terms of the MLA, with respect to payments, and further provided that Lessee gives written notice to Lessor at least 180 days prior to the expiration of the initial term under this Schedule, Lessee has the option to (a) purchase all, but not less than all, of the Equipment subject to this Schedule (including all appurtenances and attachments thereto and other Future Improvements) at the Term Expiration Date by paying to Lessor the then “in place”, “in use” fair market value of such Equipment, plus all applicable sales, use and transfer taxes; (b) return all, but not less than all, of such Equipment to Lessor in accordance with the terms of the Lease; or (c) renew or extend the term for all, but not less than all, of such Equipment for a period of not less than 24 months at the same Rental Payment Amount as is set forth above. At the end of any extension, Lessee will have the option described in (a) or (b) above. Any purchase by Lessee pursuant to the foregoing would be on an “as is,” “where is,” “with all faults” basis, without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will (i) deliver to Lessee a duly executed and recordable Mortgage Release, and (ii) be deemed, in connection with the consummation of such purchase and the recordation of such Mortgage Release, to warrant that such Equipment and the Easements (as defined below) are free and clear of any liens created by Lessor or any party on Lessor’s behalf.

13.	Holdback Amount. “Holdback Amount” shall have the meaning given to such term in the Holdback Agreement, dated as of the date hereof, between Lessee and Lessor (the “Holdback Agreement”).

14.	Additional Covenant. Lessee shall not create, or permit the creation of, any lien on or security interest in in Lessee’s interest in the real property on which any Equipment is or will be located in favor of any party other than Lessor; provided, however, that this restriction shall not apply to (a) such encumbrances as arise by operation of law in the ordinary course of business or (b) easements, access rights and rights of way granted by Lessee as needed or advisable under the circumstances to permit Lessee and its affiliates to conduct their respective businesses (and effect related financings) on or adjacent thereto.

15.	Conditions. As a condition precedent to the effectiveness of Lessor’s obligation to fund the Equipment Cost and enter into this Schedule, Lessee shall have satisfied the following conditions on or prior to the date hereof, in each case, to Lessor’s satisfaction:
(a)	delivery to Lessor of a duly executed Continuing Guaranty by Guarantor in favor of Lessor;
(b)	delivery to Lessor of a bill of sale for any Equipment not purchased directly from the manufacturer of such Equipment;
(c)	confirmation that all required insurance is effective;
(d)	the filing of precautionary UCC lease and fixture filings as required to perfect the security interest of Lessor granted hereunder;
(e)	delivery to Lessor of an officer’s certificate of Lessee containing true, correct and complete copies of (i) the charter documents of Lessee, (ii) resolutions of Lessee authorizing the execution, delivery and performance by Lessee of the MLA, this Schedule and the other agreements entered into in connection therewith; (iii) an incumbency certificate of Lessee; and (iv) evidence of Lessee’s good standing in the State of Delaware and the State of Montana;
(f)	delivery to Lessor of an appraisal of Equipment issued by an appraiser of recognized standing with experience in the valuation of refineries or petrochemical faculties elected and engaged by Lessor;
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(g)	delivery to Lessor of a satisfactory environmental site assessment report commissioned by Lessee;

(h)	delivery to Lessor of an opinion of Lessee’s outside counsel addressing such issues as Lessor may request with respect to the MLA, this Schedule and the transactions contemplated hereby to include, without limitation, opinions (subject to customary exceptions) related to (i) due authority, execution and delivery; (ii) enforceability; (iii) no conflicts with law or other material financing agreements of Lessee; (iv) no consents/approvals/authorizations required; and (v) valid creation and perfection of security interests, in each case in form and substance satisfactory to Lessor.

Additionally, within sixty (60) days of the date hereof, Lessee shall:

(i)	deliver to Lessor a duly executed mortgage in form and substance reasonably satisfactory to Lessor (the “Mortgage”), granting Lessor a first priority lien in those certain easements held by Lessee for the operation of certain pipeline facilities constituting a portion of the Equipment in Cascade, Pondera, Teton, and Glacier Counties, Montana (collectively, the “Easements”);

(j)	deliver to Lessor a title commitment for a loan policy insuring the first priority interest of the Mortgage in the Easements;

(k)	deliver to Lessor a title report or equivalent document as permitted under Montana title regulations(the “Title Report”) confirming that Lessee is the vested fee owner of the real property underlying the Equipment located within Lessee’s refinery site in Great Falls, Montana (the “Refinery Site”); and

and also, Lessee shall use commercially reasonable efforts to deliver to Lessor a survey or map of the Refinery Site showing the boundaries of the Refinery Site and the locations of any plottable title exceptions encumbering the Refinery Site and listed on the Title Report as soon as reasonably practical after the date hereof.

16.	Additional Rent. The total maximum amount of all Additional Rent payments, taken together, claimed by Lessor under Section 16 of the MLA will be $229,480.82 dollars.

17.	Addenda. In addition to those expressly referred to herein, the following Riders, Schedules or other addenda are agreed to by the parties on the effective date hereof and are incorporated in the Lease for all purposes:

(a)	Exhibit A (Equipment Description);
(b)	Exhibit B (Stipulated Loss Value);
(c)	Exhibit C (Eligible PTO Assets); and
(d)	Maintenance and Return Rider to Equipment Schedule No. 1.

18.	Master Lease Agreement. Except as expressly provided or modified hereby, all the terms and provisions of the MLA shall remain in full force and effect.

19.	Counterparts. This Schedule may be signed in counterparts, manually or electronically, and each such counterpart shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20.	Additions. The parties acknowledge and agree that (a) while Lessor shall own all future additions, attachments and accessories to the Equipment (the “Future Improvements”). Lessor shall not claim any depreciation, tax credit or other tax attribute attributable to such Future Improvements, (b) Lessee intends to claim any depreciation, tax credit or other tax attribute available to Lessee and attributable to Future Improvements and (c) Lessor shall not object, in any filing with any federal, state or local tax authority, to Lessee’s claims for depreciation, tax credits or other tax attributes with respect to the Future Improvements.

21.	Minimum Initial Rent. If on the Conversion Date Lessor has received from Lessee fewer than three full monthly Rental Payment Amounts (in aggregate, the “Minimum Initial Rent”), then on such Conversion Date, Lessee shall pay to Lessor, in addition to any other amount due and payable hereunder at such time, a fee equal to (a) the Minimum Initial Rent minus (b) the aggregate amount of full monthly Rental Payment Amounts actually received by Lessor from Lessee prior to such Conversion Date. The Minimum Initial Rent shall be paid in good, immediately available funds and shall be fully earned as of the Conversion Date and non-refundable for any reason thereafter.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Equipment Schedule No. 1 to be duly executed by their respective duly authorized officers as of the date first above written.

CALUMET MONTANA REFINING, LLC

By: /s/ David Lunin
Name: David Lunin Title: Executive Vice President and Chief Financial Officer

THIS LEASE IS EXECUTED AND ACCEPTED BY LESSOR on this __ day of September 2024.

STONEBRIAR COMMERCIAL FINANCE LLC

By: /s/ Harrison P. Smith
Name: Harrison P. Smith Title: Vice President

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